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                                                                  EXHIBIT 24


[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement (File Numbers 33-47678, 33-56586 and 33-67688) of IDEX Corporation on Form S-8 of our reports dated January 16, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

March 7, 1995